UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 30, 2004

AutoNation, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13107	73-1105145
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

110 SE 6th Street, Ft. Lauderdale, Florida		33301
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(954) 769-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On December 30, 2004, AutoNation, Inc. (the "Company") entered into a new Employment Agreement (the "Employment Agreement") with the Company’s Chairman and Chief Executive Officer, Mike Jackson, pursuant to which Mr. Jackson shall continue to serve as the Company’s Chairman and Chief Executive Officer until September 24, 2007 or such earlier date upon which Mr. Jackson’s employment may be terminated in accordance with the terms of the Employment Agreement. A copy of the agreement is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On December 30, 2004, upon entering into the new Employment Agreement with Mr. Jackson as described in Item 1.01 of this Current Report, the prior Employment Agreement dated as of July 24, 2002 between the Company and Mr. Jackson, which was scheduled to expire by its terms on September 24, 2005, was replaced and superseded by the new Employment Agreement (in effect, terminating the prior agreement early without penalty or cost to either party). The prior Employment Agreement was filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2002, as filed with the Commission as of August 14, 2002.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.1 Employment Agreement dated December 30, 2004 between AutoNation, Inc. and Michael J. Jackson, Chairman and Chief Executive Officer.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AutoNation, Inc.

January 3, 2005	By:	Jonathan P. Ferrando

Name: Jonathan P. Ferrando
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement dated December 30, 2004 between AutoNation, Inc. and Michael J. Jackson, Chairman and Chief Executive Officer.